Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement"), is made and entered as of February 25, 2025, by and between Boris Krastev Ventures UG, a German corporation ("Seller") and Professional Diversity Network, Inc., a Delaware Corporation ("Purchaser").

RECITAL

WHEREAS, Seller currently owns 2,737,500 shares of all outstanding and issues common stock of RemoteMore USA, Inc. (“Company”), a Delaware corporation.

WHEREAS, Purchaser currently owns 7,262,500 shares of all outstanding and issues common stock of the Company.

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 1,000,000 common stock shares (the “Shares”) in the Company, which constitutes ten percent (10%) of all outstanding and issued stock of the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.    Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 of this Agreement), Seller shall sell, convey, transfer, and assign the Shares, upon the terms and conditions hereinafter set forth, to Purchaser, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature and description. Purchaser shall purchase and accept the Shares from Seller.

2.    Purchase Price. Purchaser shall purchase the Shares for Three Hundred Thousand Dollars $300,000.00. At the Closing, Purchaser shall issue to the Seller Five Hundred Thousand (500,000) shares (“Purchaser Shares”) of newly issued common stock of Purchaser, at $0.60 per share. The Purchaser Shares shall be free and clear of all liens, pledges, claims, and encumbrances of every kind, nature and description, and Seller shall accept the Purchaser Shares.

3.    Closing. The purchase and sale of the Shares shall take place on the date hereof (the "Closing"). At the Closing, the Company shall deliver to Purchaser a stock certificate evidencing the Shares ownership in the Purchaser's name. Purchaser shall deliver to Seller a stock certificate evidencing the Purchaser Shares ownership in Seller’s name. After the Closing, Purchaser will own 8,262,500 shares, or eighty-two point sixty-two-five percent (82.625%) of the Company’s all outstanding shares.

4.    Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the date hereof as follows:

(a)    Standing. Purchaser has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)    Authority; Enforceability. This Agreement has been duly executed and delivered by Purchaser, and this Agreement constitutes legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

(c)    No Conflict. The execution and delivery by Purchaser of this Agreement does not and the consummation by Purchaser of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) any judgment, order, decree, statute, rule, regulation or other law applicable to Purchaser or (ii) any contract, agreement or instrument by which Purchaser is bound, including any investment restrictions or guidelines. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

5.    Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof as follows:

(a)    Organization and Standing. Seller is duly formed, validly existing and in good standing under the laws of Germany. Seller has all requisite corporate power and authority to own, license and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

(b)    Authority. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

(c)    No Conflict. The execution and delivery by Seller of this Agreement does not and the consummation by Seller of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) Seller's certificate of organization or operating agreement or similar constitutional documents, (ii) subject to the accuracy of the Purchaser's representations and warranties in Section 3 of this Agreement, in any material respects, any judgment, order, decree, statute, rule, regulation or other law applicable to Seller or (iii) in any material respects, any material contract, agreement or instrument by which Seller is bound. No material consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Seller in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, except such filings as have been made prior to the Closing, or such post-closing filings as may be required under Rule 506 of Regulation D of the Securities Act and applicable state securities laws.

(d)    Validity of Shares. Prior to the Closing, the Shares will have been duly authorized and paid for in accordance with the terms of this Agreement, will be validly transferred to Purchaser free of any liens, claims or other encumbrances.

6.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated at the signature block (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5).

7.    Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

8.    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto without the prior written consent of the other party. Any attempted transfer or assignment in violation of this Section 7 shall be void.

9.    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

10.    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

11.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Illinois. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Illinois in each case located in the city of Chicago, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

13.    Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

14.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Boris Krastev Ventures UG

By
Name: Boris Krastev

Title: Chief Executive Officer boris.krastev@remotemore.com

Professional Diversity Network, Inc.

By:

Name: Xin (Adam) He

Title: Chief Executive Officer adamhe@ipdnusa.com